EXHIBIT 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 30 day of June, 2004, by and between FEATHERLITE, INC., a Minnesota corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender have heretofore entered into that certain Amended and Restated Loan Agreement dated as of July 31, 2002, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated February 18, 2003, that certain Second Amendment to Amended and Restated Loan Agreement dated September 26, 2003 and that certain Third Amendment to Amended and Restated Loan Agreement dated as of April 14, 2004 (as so amended, the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

WHEREAS, Borrower and Lender desire to further amend the Loan Agreement and amend the Term Loan Notes in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Section 2.02 of the Loan Agreement is hereby amended to provide in its entirety as follows:

2.02 Term Loan Commitments. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, Lender agrees, on the terms and conditions set forth in this Agreement, to make the following term loans to Borrower (collectively, the “Term Loans”):

(a) A term loan in the principal amount of $2,000,000.00 (the “Equipment Term Loan”). The Equipment Term Loan shall mature on April 1, 2006 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Equipment Term Loan shall be due and payable in forty-four (44) consecutive monthly installments as follows: forty-three (43) equal consecutive monthly installments in the amount of $33,333.33 each, due and payable on the first (1st) day of each month commencing September 1, 2002, with the forty-fourth (44th) and final installment in the amount of the then outstanding and unpaid principal balance of the Equipment Term Loan due and payable on April 1, 2006. The Equipment Term Loan constitutes, in part, a refinancing of the principal balance outstanding under (i) that certain Installment Note dated as of September 24, 1998 in the original principal amount of $3,000,000.00 and (ii) that certain Installment Note (Future Equipment Acquisitions) dated as of September 24, 1998 in the original principal amount of $2,000,000.00.

(b) A term loan in the principal amount of $5,200,000.00 (the “Real Estate Term Loan”). The Real Estate Term Loan shall mature on April 1, 2006 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Real Estate Term Loan shall be due and payable in forty-four (44) consecutive monthly installments as follows: twenty (20) equal consecutive monthly installments in the amount of $86,666.67 each, due and payable on the first (1st) day of each month commencing September 1, 2002 and ending April 1, 2004, twenty-three (23) equal consecutive monthly installments in the amount of $43,333.33 each, due and payable on the first (1st) day of each month commencing May 1, 2004 and ending March 1, 2006, with the forty-fourth (44th) and final installment in the amount of the then outstanding and unpaid principal balance of the Real Estate Term Loan due and payable on April 1, 2006. The Real Estate Term Loan constitutes, in part, a refinancing of the principal balance outstanding under (i) that certain Installment Note dated as of September 24, 1998 in the original principal amount of $5,000,000.00, and (ii) that certain Installment Note dated as of April 13, 1999 in the original principal amount of $1,000,000.00.

(c) A term loan in the principal amount of up to $2,000,000.00 (the “Capex Term Loan”). The Capex Term Loan shall mature on April 1, 2006 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). So long as no Default or Event of Default has occurred and is continuing, at any time prior to the maturity date of the Capex Term Loan, Lender, in its sole discretion but subject to the next sentence, may make advances of the Capex Term Loan in minimum amounts of $500,000.00 to finance up to 75% of the hard costs of capital assets purchased by Borrower from time to time. In advance of any such proposed purchase, Borrower may request Lender’s commitment to make an individual advance of the Capex Term Loan which, if given by Lender, will obligate it to make such advance upon Borrower’s satisfaction of the applicable preconditions set forth in Section 3 of this Agreement. The aggregate principal amount of such advances shall not exceed $2,000,000.00. Principal of each advance of the Capex Term Loan shall be payable in consecutive monthly installments in an amount sufficient to fully repay such advance over sixty (60) months, each such installment being due and payable on the first (1st) day of each month commencing with the first month following the date of such advance, with a final installment in the amount of the then outstanding and unpaid principal balance of the Capex Term Loan due and payable on April 1, 2006.

2. The definition of “Revolving Credit Period” in Exhibit A to the Loan Agreement is hereby amended to provide as follows:

Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending April 1, 2006; provided, however, that the Revolving Credit Period shall end on the date the Lender’s Revolving Credit Commitment is terminated pursuant to Section 6 or otherwise.

3. Exhibits D-1, D-2 and D-3 to the Loan Agreement hereby are amended in their entirety as set forth in Exhibits D-1, D-2 and D-3 attached to this Amendment.

4. Contemporaneously with the execution and delivery of this Amendment, Borrower shall execute and deliver to Lender amended and restated Term Loan Notes in the forms attached hereto as Exhibits D-1, D-2 and D-3 and incorporated herein by reference (the “Amended and Restated Term Loan Notes”). All references in the Loan Agreement to the “Term Loan Promissory Notes” shall hereafter mean and refer to the Amended and Restated Term Loan Notes, as the same may be amended, modified, renewed and restated from time to time.

5. All references in the Loan Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

6. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

7. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

8. Borrower hereby represents and warrants to Lender that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) all of the representations and warranties made by Borrower and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

9. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

10. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

(a) this Amendment, duly executed by Borrower;

(b) the Amended and Restated Term Loan Notes;

(c) a Consent of Participant, duly executed by LaSalle Bank National Association; and

(d) a Certificate of Authority executed by the Secretary of Borrower.

11. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

12. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

Signature page follows.

IN WITNESS WHEREOF, Borrower and Lender have executed this Fourth Amendment to Loan Agreement as of the date first above written.

FEATHERLITE, INC.

By	/s/ C. Clement
Title:	President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Daryl Hagstrom
Title:	Vice President

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